Exhibit 8.1

List of Subsidiaries:

Name of subsidiaries	Country	Holding as at March 31,
		2016	2015
Infosys BPO Limited (Infosys BPO)	India	99.98%	99.98%
Infosys Technologies (China) Co. Limited (Infosys China)	China	100%	100%
Infosys Technologies S. de R. L. de C. V. (Infosys Mexico)	Mexico	100%	100%
Infosys Technologies (Sweden) AB. (Infosys Sweden)	Sweden	100%	100%
Infosys Technologies (Shanghai) Company Limited (Infosys Shanghai)	China	100%	100%
Infosys Tecnologia DO Brasil LTDA. (Infosys Brasil)	Brazil	100%	100%
Infosys Public Services, Inc. USA (Infosys Public Services)	U.S.	100%	100%
Infosys Americas Inc., (Infosys Americas)	U.S.	100%	100%
Infosys (Czech Republic) Limited s.r.o. (formerly Infosys BPO s. r. o) (1)	Czech Republic	99.98%	99.98%
Infosys Poland, Sp z.o.o (formerly Infosys BPO Poland, Sp z.o.o)(1)	Poland	99.98%	99.98%
Infosys BPO S.de.r.l.De.C.V(1)(17)	Mexico	–	–
Infosys McCamish Systems LLC (1)	U.S.	99.98%	99.98%
Portland Group Pty Ltd(1)	Australia	99.98%	99.98%
Portland Procurement Services Pty Ltd(5)	Australia	–	–
Infosys BPO Americas LLC.(1)(16)	U.S.	–	–
Infosys Technologies (Australia) Pty. Limited (Infosys Australia) (2)	Australia	100%	100%
EdgeVerve Systems Limited (EdgeVerve) (7)	India	100%	100%
Infosys Consulting Holding AG (Infosys Lodestone) (formerly Lodestone Holding AG)	Switzerland	100%	100%
Lodestone Management Consultants Inc. (3)	U.S.	100%	100%
Infosys Management Consulting Pty Limited (formerly Lodestone Management Consultants Pty Limited) (3)	Australia	100%	100%
Infosys Consulting AG (formerly Lodestone Management Consultants AG) (3)	Switzerland	100%	100%
Lodestone Augmentis AG (2)(6)	Switzerland	100%	100%
Lodestone GmbH (formerly Hafner Bauer & Ödman GmbH) (2)(3)	Switzerland	100%	100%
Lodestone Management Consultants (Belgium) S.A. (4)	Belgium	99.90%	99.90%
Infosys Consulting GmbH (formerly Lodestone Management Consultants GmbH) (3)	Germany	100%	100%
Infosys Consulting Pte Ltd. (formerly Lodestone Management Consultants Pte Ltd) (3)	Singapore	100%	100%
Infosys Consulting SAS (formerly Lodestone Management Consultants SAS) (3)	France	100%	100%
Infosys Consulting s.r.o.(formerly Lodestone Management Consultants s.r.o.) (3)	Czech Republic	100%	100%
Lodestone Management Consultants GmbH (3)	Austria	100%	100%
Lodestone Management Consultants Co., Ltd. (3)	China	100%	100%
Infy Consulting Company Ltd. (formerly Lodestone Management Consultants Ltd.) (3)	U.K.	100%	100%
Infy Consulting B.V. (Lodestone Management Consultants B.V.) (3)	Netherlands	100%	100%
Infosys Consulting Ltda. (formerly Lodestone Management Consultants Ltda.) (4)	Brazil	99.99%	99.99%
Infosys Consulting Sp. z.o.o (formerly Lodestone Management Consultants Sp. z o.o.) (3)	Poland	100%	100%
Lodestone Management Consultants Portugal, Unipessoal, Lda. (3)	Portugal	100%	100%
S.C. Infosys Consulting S.R.L.(formerly S.C. Lodestone Management Consultants S.R.L.) (3)	Romania	100%	100%
Infosys Consulting S.R.L. (formerly Lodestone Management Consultants S.R.L.) (3)	Argentina	100%	100%
Infosys Canada Public Services Ltd.(8)	Canada	–	–
Infosys Nova Holdings LLC. (Infosys Nova)(9)	U.S.	100%	100%
Panaya Inc. (Panaya) (10)	U.S.	100%	100%
Panaya Ltd.(11)	Israel	100%	100%
Panaya GmbH(11)	Germany	100%	100%
Panaya Pty Ltd.(11)	Australia	–	–
Panaya Japan Co. Ltd.(11)	Japan	100%	100%
Skava Systems Pvt. Ltd. (Skava Systems)(12)	India	100%	–
Kallidus Inc. (Kallidus)(13)	U.S.	100%	–
Noah Consulting LLC (Noah) (14)	U.S.	100%	–
Noah Information Management Consulting Inc. (Noah Canada) (15)	Canada	100%	–

(1)	Wholly owned subsidiary of Infosys BPO.
(2)	Under liquidation
(3)	Wholly owned subsidiaries of Infosys Consulting Holding AG (formerly Lodestone Holding AG)
(4)	Majority owned and controlled subsidiaries of Infosys Consulting Holding AG (formerly Lodestone Holding AG)
(5)	Wholly owned subsidiary of Portland Group Pty Ltd. Liquidated effective May 14, 2014.
(6)	Wholly owned subsidiary of Infosys Consulting AG (formerly Lodestone Management Consultants AG)
(7)	Incorporated effective February 14, 2014
(8)	Wholly owned subsidiary of Infosys Public Services, Inc. Incorporated effective December 19, 2014
(9)	Incorporated effective January 23, 2015
(10)	On March 5, 2015, Infosys acquired 100% of the voting interest in Panaya Inc.
(11)	Wholly owned subsidiary of Panaya Inc.
(12)	On June 2, 2015, Infosys acquired 100% of the voting interest in Skava Systems
(13)	On June 2, 2015, Infosys acquired 100% of the voting interest in Kallidus Inc.
(14)	On November 16, 2015, Infosys acquired 100% of the membership interests in Noah
(15)	Wholly owned subsidiary of Noah
(16)	Incorporated effective November 20, 2015
(17)	Liquidated effective March 15, 2016